Exhibit 10.2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) made and entered into this 18th day of February, 2020 (the “Effective Date”) by and between Medalist Diversified REIT, Inc., a Maryland corporation (“Medalist”), and Virginia Commonwealth Bank (“Escrow Agent”).

W I T N E S S E T H:

WHEREAS, Medalist has undertaken a public offering of its securities (the “Offering”); and

WHEREAS, as a condition to the Offering, Medalist has agreed to place funds in the amount of the first four quarterly dividend payments into escrow.

NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Medalist and Escrow Agent agree as follows:

1.          Appointment of Escrow Agent. Medalist hereby appoints Escrow Agent to perform the duties assigned to Escrow Agent in this Escrow Agreement. Escrow Agent accepts such appointment as escrow agent hereunder, to hold and keep the Escrowed Funds (as defined below) in escrow in accordance with the terms and conditions hereof. Escrow Agent hereby represents and warrants to Medalist that it has all necessary power and authority to execute, deliver and perform its obligations under this Escrow Agreement and that Escrow Agent is duly authorized to perform its obligations hereunder.

2.          Delivery of Escrow Funds. Medalist shall deliver an amount equal to $371,111.11 (the “Escrow Funds”) to the Escrow Agent on the Effective Date. Upon receipt, the Escrow Funds shall be held by the Escrow Agent in Escrow Agent’s client escrow account.

3.          Disbursement of Escrowed Funds. Upon receipt of a copy of the resolutions of the Board of Directors of Medalist declaring a dividend on the 8.0% Series A Cumulative Redeemable Preferred Stock, the Escrow Agent shall disburse the portion of the Escrow Funds in accordance with the written instructions of Medalist. Notwithstanding the foregoing, the Escrow Agent shall only disburse any portion of the Escrow Funds to V Stock Transfer LLC, as the Company’s transfer agent, according to the written instructions of Medalist.

4.         Duties of Escrow Agent. Escrow Agent shall place the Escrowed Funds into an interest bearing account in which all accrued interest will be paid to Medalist and shall otherwise distribute the Escrowed Funds in accordance with the terms of this Escrow Agreement.

5.          Rights, Obligations and Indemnifications of Escrow Agent.

(a)        In performing any of its duties under this Escrow Agreement or upon the claimed failure to perform its duties hereunder, Medalist acknowledges and agrees that Escrow Agent shall not be liable for any damages, losses, or expenses that they may incur as a result of Escrow Agent so acting, or failing to act; provided, however, Escrow Agent shall be liable for damages arising out of its willful misconduct or gross negligence under this Escrow Agreement.

(b)        Escrow Agent’s duties hereunder are purely ministerial in nature, and Escrow Agent shall have no duties except those specifically set forth herein.

6.          Resignation or Removal of Escrow Agent. Escrow Agent may resign at any time by delivering thirty (30) days written notice of such resignation to Medalist. In such event, Medalist shall designate a successor escrow agent and shall instruct the Escrow Agent to transfer the Escrowed Funds to such successor escrow agent. If a successor escrow agent is not appointed within thirty (30) days following receipt of the notice of resignation, Escrow Agent may petition a court of competent jurisdiction to appoint a successor. Upon appointment of a successor escrow agent by Medalist and delivery of the Escrowed Funds held hereunder to such successor, Escrow Agent shall be discharged from all further duties and liabilities under this Escrow Agreement except for any previous acts of willful misconduct or gross negligence.

7.          Notice. All requests and notices which are required herein shall be effective as of the date on which such notice is sent to the addresses below either by: (a) certified or registered mail first-class, postage prepaid, return receipt requested; (b) hand delivery, messenger or overnight courier service; or (c) electronic mail so long as the sender has appropriate evidence that the same was so delivered. The addresses for such notices are as follows:

If to Medalist:	Medalist Diversified REIT, Inc.
11 S. 12th Street
Richmond, VA 23219
Attention: Thomas E. Messier
E-mail: tim.messier@medalistprop.com

With a copy to:	Kaplan Voekler Cunningham & Frank PLC
1401 East Cary Street
Richmond, Virginia 23219
Attention: Thomas Voekler
E-mail: tvoekler@kv-legal.com

If to Escrow Agent:	Virginia Commonwealth Bank
1801 Bayberry Court
Suite 101
Richmond, Virginia 23226
Attention: Bill Bien
E-mail: bill.bien@vcb.bank

8.          Reliance. Escrow Agent may act in reliance upon any writing or instrument or signature that it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, instrument, notice, or instruction in connection with the provisions hereof has been duly authorized so to do.

9.          Successors And Assigns. This Escrow Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Escrow Agreement shall not be assignable by any of the parties hereto without the prior written consent of the parties except that the Escrow Agent may be changed in accordance with the provisions of Section 6 hereof.

10.        Captions, Headings and Capitalized Terms. The captions and headings in this Escrow Agreement are for reference only and shall not be deemed to define or limit the scope or intent of any of the terms, covenants, conditions or agreements contained herein. Any capitalized terms not otherwise defined herein shall have the meaning defined in the Purchase Agreement

11.         Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original and such counterparts together constitute one and the same instrument. This Escrow Agreement may be executed by one or more parties using an electronic signature, which the parties agree shall be binding for all purposes and shall constitute an original signature. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

12.          Governing Law. This Escrow Agreement shall be construed, enforced and interpreted under the laws of the Commonwealth of Virginia, without regard to principles of conflict of laws.

13.          Prevailing Party. If either party brings an action hereunder to enforce the terms of this Escrow Agreement, the prevailing party in such suit shall be indemnified by the other party for all reasonable court costs and attorneys’ fees incurred in connection with such action.

15.          Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the Escrow. This Agreement may only be modified or amended by a written agreement signed by all of the parties to this Agreement.

[SIGNATURE PAGE ATTACHED]

Signature Page – Escrow Agreement

In witness whereof, the parties have executed and delivered this Agreement as of the date first written above.

MEDALIST:

MEDALIST DIVERSIFIED REIT, INC.,

a Maryland corporation

By: /s/ Thomas E. Messier

Name: Thomas E. Messier

Title: Chief Executive Officer

ESCROW AGENT:

VIRGINIA COMMONWEALTH BANK

By: /s/ William Bien

Name: William Bien

Title: Senior Vice President